Exhibit 99.1

Contacts:

	Investors:	Matt Rohrmann
+1 212 915-8180
Email: matt.rohrmann@willis.com

News Release	Media:	Juliet Massey +44 7984 156 739 Email: juliet.massey@willis.com

Willis Group Reports Third Quarter 2015 Results

•	Underlying net income of $25 million, or $0.14 per diluted share, up 55.6% from the prior year period

•	Underlying commissions and fees grew 10.5%; underlying total expenses grew 10.3%

•	Organic commissions and fees grew 3.3%; organic total expenses grew 1.0%; organic operating income up 38.5%

•	Achieved 230 basis points of organic spread versus target of 200 basis points

•	Reported net income of $117 million, or $0.64 per diluted share, compared to a loss of $(0.04) per diluted share in the prior year period; reported net income includes net adjustments of $0.50 per share

•	Reported commissions and fees increased 4.1%; reported total expenses grew 5.3%

NEW YORK, October 27, 2015 - Willis Group Holdings plc (NYSE: WSH), the global risk advisory, re/insurance broking, and human capital and benefits firm, today reported results for the three and nine months ended September 30, 2015.

Dominic Casserley, Willis Group Chief Executive Officer, commented, “We had another quarter of successful execution and solid performance, generating mid-single digit organic growth and expanding positive spread between organic commissions and fee growth and organic expense growth to 230 basis points. This was the fourth consecutive quarter of year-over-year improvement in operating margin on both an underlying and organic basis, demonstrating that our initiatives, including the Operational Improvement Program, are gaining traction.”

Casserley concluded, “Despite the continued uncertain global economic and insurance market outlook, our strategy and execution have allowed us to generate consistently positive results. We believe we remain on course to achieve mid-single digit organic growth and stronger underlying revenue growth this year. Given our continued success in reengineering costs and improving margins, we remain confident that we will deliver at least 200 basis points of positive spread between organic commission and fees and expense growth. Willis is in very good shape, and we look forward to the successful completion of the Gras Savoye acquisition and proposed Willis Towers Watson merger, which we believe will accelerate our strategy and create further value for all shareholders.”

Select Willis Group GAAP and non-GAAP financial measures

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Reported measures
Reported commissions and fees growth	4.1%	2.1%	0.4%	3.9%
Reported total expenses growth	5.3%	7.3%	4.0%	5.3%
Reported operating margin	3.2%	4.2%	14.9%	17.9%
Reported diluted EPS	$0.64	$(0.04)	$2.18	$1.57
Underlying measures(1)(2)
Underlying commissions and fees growth	10.5%	2.5%	7.0%	3.7%
Underlying total expenses growth	10.3%	4.2%	6.6%	5.2%
Underlying operating margin	7.8%	7.5%	19.4%	19.1%
Underlying diluted EPS	$0.14	$0.09	$2.01	$1.78
Organic measures(1)
Organic commissions and fees growth	3.3%	2.5%	2.8%	3.8%
Organic total expenses growth	1.0%	4.1%	0.5%	5.2%
Organic operating margin	9.3%	6.9%	20.5%	18.7%

(1)	Please refer to the supplemental financial information attached to this press release for detailed definitions of our non-GAAP financial measures and accompanying reconciliations to GAAP measures. The supplemental financial information also includes the non-GAAP figures and accompanying reconciliations for commissions and fees growth by segment.
(2)	In the second quarter 2015, the definition of Underlying Measures was modified to exclude the impact from M&A transaction-related costs. Prior period results, which include $7 million of such expenses in the first quarter of 2015 and approximately $2 million of such expenses in the third quarter of 2014, have been restated. Full year results will be presented in line with the updated definition.

Third Quarter 2015 Financial Results

Willis Group reported net income of $117 million, or $0.64 per diluted share, in the third quarter of 2015 compared to a net loss of $7 million, or $(0.04) per diluted share, in the prior year quarter. There were $0.50 per share of net adjustments in the quarter, which included the following: a tax benefit of $0.60 per diluted share from the release of a valuation allowance; restructuring costs related to the Operational Improvement Program of $0.09 per diluted share; M&A transaction-related expenses of $0.07 per diluted share; a gain on disposal of operations of $0.07 per diluted share; and $0.01 per diluted share from the devaluation of the Venezuelan currency. Items affecting the third quarter of 2014 are shown in Note 6 of the Supplemental Financial Information attached to this press release.

Underlying diluted earnings per share, which excludes the items noted above, were $0.14 per diluted share in the third quarter of 2015, compared to $0.09 per diluted share in the third quarter of 2014. The 55.6% improvement was primarily driven by double-digit growth in underlying revenues, expense growth moderation from cost management initiatives and the Operational Improvement Program.

Revenues

Third quarter 2015 total reported commissions and fees of $841 million were up 4.1% from $808 million in the third quarter of 2014, including $47 million of unfavorable foreign currency movements. Total commissions and fees include $69 million from net acquisitions and disposals completed during the past twelve months. Underlying commissions and fees, which exclude the impact from foreign currency movements, grew 10.5%.

Organic commissions and fees, which exclude both the impact of foreign currency movements and the net impact of acquisitions and disposals, grew 3.3%, led by strong growth in Willis International and Willis CWR, partially offset by a modest decline in Willis GB.

Expenses

Total Expenses

On a reported basis, total expenses increased $41 million, or 5.3%, to $819 million in the third quarter of 2015, from $778 million in the third quarter of 2014. Expenses include $75 million from net acquisitions and disposals, of which $12 million was amortization of intangibles, $24 million of restructuring costs related to the Operational Improvement Program and $15 million of M&A transaction-related expenses from the acquisition of Gras Savoye and the proposed merger with Towers Watson, partially offset by $52 million from favorable foreign currency movements.

Underlying total expenses, which exclude restructuring costs, foreign currency movements, and M&A transaction-related expenses, grew 10.3%.

Organic total expense growth, which further excludes the net impact of acquisitions and disposals, grew 1.0%, driven primarily by modest increases in salaries, partially offset by reduced pension expense and lower professional fees compared to the prior year period.

Salaries, Benefits and Full-Time Equivalents

Reported salaries and benefits were $570 million in the third quarter of 2015, an increase of 0.2% from $569 million in the prior year quarter. Salaries and benefits in the period included a $37 million period-over-period net increase in operating costs from acquisitions and disposals, and $1 million of M&A transaction-related expenses, but were favorably impacted by $37 million of foreign currency movements.

Underlying salaries and benefits grew 7.0% driven by the net increase from acquisitions and disposals. Organic salaries and benefits growth was flat, as modest growth in salaries was offset by declines in incentive compensation and pension costs.

Full-time equivalents, excluding the impact of acquisitions and disposals, increased by approximately 400, or 2.5%, compared to the third quarter of 2014 driven primarily by offshore hiring to execute the Operational Improvement Program. Offshore and near-shore low-cost location headcount rose by approximately 900 compared to the prior year, while onshore headcount declined by approximately 500 over the same period.

Other Operating Expenses

Reported other operating expenses were $177 million in the third quarter of 2015, an increase of 13.5% from $156 million in the prior year quarter. Other operating expenses in the period included a $14 million period-over-period net increase in operating costs from acquisitions and disposals and $12 million period-over-period increase in M&A transaction-related expenses, but were favorably impacted by $12 million from foreign currency movements.

Underlying other operating expenses grew 14.8%. Included in this growth was the $14 million period-over-period net increase in operating costs of acquisitions and disposals (or 980 basis points of the growth).

Organic other operating expenses increased by 5.0%, primarily driven by increased systems cost and E&O expense partially offset by cost management initiatives.

Operating Margin

Willis’s reported operating margin was 3.2% in the third quarter of 2015, a decrease of 100 basis points compared to the third quarter of 2014, primarily due to increased restructuring charges and M&A transaction-related expenses.

Underlying operating margin, which excludes restructuring costs, M&A transaction-related expenses and the net impact from foreign currency movements, was 7.8% in the third quarter of 2015, an increase of 30 basis points compared to the third quarter 2014.

Organic operating margin was 9.3% in the third quarter 2015, an increase of 240 basis points from 6.9% in the prior year quarter. The increase reflects mid-single digit organic revenue growth combined with solid execution of the Company’s cost management initiatives.

Taxes

The income tax benefit in the quarter included a $110 million release of a valuation allowance held against deferred tax assets. After excluding the impact of certain items as described in Note 6 of the Supplemental Financial Information attached to this press release, the underlying tax rate for the quarter was approximately 25%.

Segment Revenue Results

Willis GB

Organic and Underlying commissions and fees in Willis GB, which comprises Willis’s Great Britain-based Specialty and Retail businesses, decreased 0.7% in the third quarter of 2015 compared with the third quarter of 2014.

The quarter’s performance reflects the timing of certain businesses and mid-single digit declines in Transport and Retail, partially offset by mid-single digit growth in Property & Casualty and high-single digit growth in Financial lines. The turnaround efforts in this segment remain on track as management continues to work to re-engineer the cost base while effectively serving large- and medium-sized corporate clients.

Willis Capital, Wholesale and Reinsurance

Organic commissions and fees in Willis CW&R, which comprises Willis Re, Willis Capital Markets & Advisory, Willis’s Wholesale operations and Willis Portfolio and Underwriting Services, increased 8.8% in the third quarter of 2015 compared with the third quarter of 2014. The growth was primarily driven by new business wins in Willis Capital Markets & Advisory and low-single digit growth in Willis Re, primarily coming from North America.

The segment’s underlying commissions and fees grew 32.6%, favorably impacted by revenues from Miller Insurance Services and SurePoint Re.

Willis North America

Organic commissions and fees in Willis North America were flat in the third quarter of 2015 compared with the third quarter of 2014. Low-to-mid-single digit growth in most regions was offset by a modest declines in the Midwest and Western regions compared to the third quarter of 2014 as result of timing differences compared to the prior year in certain business lines, most notably Healthcare. Strength in Construction, FINEX and M&A businesses was offset by moderation in Transportation and Natural Resources. The Human Capital Practice produced low-single digit organic growth as compared to the third quarter of 2014.

The segment’s underlying commissions and fees declined 3.8%, driven by the divestitures of several small, non-core businesses over the past 12 months.

Willis International

Organic commissions and fees in Willis International grew 8.6% in the third quarter 2015 compared with the same period in 2014. All regions grew in the quarter, with the exception of CEEMEA driven by a decline in Russia. Latin America saw strong double-digit growth. Western Europe performed well with mid-single digit growth. Asia grew modestly, as overall strength was partially offset by year over year declines in China.

The segment’s underlying commissions and fees grew 29.4%, favorably impacted by the acquisitions of Max Matthiessen and the IFG pension and financial advisory businesses over the past 12 months.

Operational Improvement Program

Willis generated savings from the Operational Improvement Program of approximately $33 million in the third quarter of 2015. For the nine months ended September 30, 2015, Willis has generated savings of approximately $63 million.

Restructuring costs from the program were $24 million in the third quarter of 2015. For the nine month period, restructuring costs were $93 million. Details of the costs by segment and type of expense are included in Note 7 of the Supplemental Financial Information attached to this press release.

Nine Month 2015 Financial Results

Reported net income for the nine months ended September 30, 2015 was $397 million, or $2.18 per diluted share, up 38.9% compared with $286 million, or $1.57 per diluted share, in the same period a year ago. Underlying earnings per diluted share were $2.01 per diluted share for the nine month period of 2015, up 12.9% compared with $1.78 per diluted share in 2014.

Total reported commissions and fees were up 0.4% to $2,839 million for the nine months ended September 30, 2015 compared to $2,828 million for the same period in 2014. Underlying commissions and fees were up 7.0%, while organic growth in commissions and fees was 2.8% compared to the same period a year ago.

Reported operating income and reported operating margin were $425 million and 14.9%, respectively, for the nine months ended September 30, 2015, compared with $508 million and 17.9%, respectively, for the prior year. Underlying operating income and margin were $554 million and 19.4%, respectively, in 2015, compared with $510 million and 19.1%, respectively, in the prior year. Organic operating income and margin were $552 million and 20.5%, respectively, in 2015, compared with $490 million and 18.7%, respectively, in the prior year. The improved underlying and organic metrics in 2015 were driven by revenue growth combined with solid execution of cost initiatives.

Balance Sheet Highlights

As of September 30, 2015, cash and cash equivalents were $466 million, total debt was $2,571 million and total equity was $2,486 million. As of December 31, 2014, cash and cash equivalents were $635 million, total debt was $2,309 million and total equity was $2,007 million.

Dividends

At its October 2015 Board meeting, the Board of Directors approved a regular quarterly cash dividend of $0.31 per share (an annual rate of $1.24 per share). The dividend is payable on or around December 2, 2015 to shareholders of record at November 18, 2015.

The dividend payment has been accelerated from the prior year by approximately 45 days in anticipation of the proposed merger with Towers Watson.

Share Buyback

The Company suspended its share buyback program on June 30, 2015, pending the completion of the proposed merger with Towers Watson. During 2015 the Company bought back approximately 1.7 million shares for $82 million.

Conference Call, Webcast and Slide Presentation

A conference call to discuss the third quarter 2015 results will be held on Wednesday, October 28, 2015, at 8:00 AM Eastern Time. To participate in the live call, please dial (866) 803-2143 (U.S.) or +1 (210) 795-1098 (international) with a pass code of “Willis”. A live (listen-only) audio web cast may be accessed through the investor relations section of the Company website at www.willis.com.

A replay of the call will be available through November 28, 2015 at 11:00 AM Eastern Time, by calling (800) 934-9914 (U.S.) or + 1 (402) 220-3140 (international). A replay of the webcast will be available through the website.

About Willis

Willis Group Holdings plc, is a leading global risk advisory, re/insurance broking and human capital and benefits firm. With roots dating to 1828, Willis operates today on every continent with more than 18,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our Website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

FORWARD-LOOKING STATEMENTS

We have included in this document ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies and planned acquisitions, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘probably’, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

•	the impact of current global economic conditions on our results of operations and financial condition, including as a result of those associated with the Eurozone, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to implement and fully realize anticipated benefits of our new growth strategy and revenue generating initiatives;

•	our ability to implement and realize anticipated benefits of any cost-savings or operational improvement initiative, including our ability to achieve expected savings and other benefits from the multi-year Operational Improvement Program as a result of unexpected costs or delays and demand on managerial, operational and administrative resources and/or macroeconomic factors affecting the program as well as the impact of the program on business processes and competitive dynamics;

•	our ability to consummate transactions, including the proposed Towers Watson merger and the Gras Savoye acquisition;

•	our ability to obtain requisite approvals and satisfy other conditions to the consummation of proposed transactions, including obtaining regulatory and shareholder approvals for the proposed Towers Watson transaction and regulatory approval for the Gras Savoye acquisition;

•	our ability to successfully integrate our operations and employees with those of Towers Watson and any acquired business, including Gras Savoye and Miller Insurance Services LLP;

•	our ability to realize any anticipated benefit of any acquisition or other transaction in which we may engage, including any revenue growth, operational efficiencies, synergies or cost savings;

•	the potential impact of the consummation of the proposed Towers Watson transaction on relationships, including with employees, suppliers, customers and competitors;

•	the diversion of management’s time and attention while the Towers Watson transaction or Gras Savoye acquisition is pending;

•	the federal income tax consequences of the Towers Watson transaction and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations;

•	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to compete in our industry;

•	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

•	our ability to retain key employees and clients and attract new business, including at a time when Willis is pursuing various strategic initiatives;

•	our ability to develop new products and services;

•	the practical challenges and costs of complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations and those of any acquired business and the associated risks of non-compliance and regulatory enforcement action;

•	our ability to develop and implement technology solutions and invest in innovative product offerings in an efficient and effective manner;

•	fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets;

•	changes in the tax or accounting treatment of our operations and fluctuations in our tax rate;

•	rating agency actions, including a downgrade to our credit rating, that could inhibit our ability to borrow funds or the pricing thereof and in certain circumstances cause us to offer to buy back some of our debt;

•	our inability to exercise full management control over our associates;

•	our ability to continue to manage our significant indebtedness;

•	the timing or ability to carry out share repurchases and redemptions which is based on many factors, including market conditions, the Company’s financial position, earnings, share price, capital requirements, and other investment opportunities (including mergers and acquisitions and related financings);

•	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions;

•	any material fluctuations in exchange and interest rates that could adversely affect expenses and revenue;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

•	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

•	our involvement in and the results of any regulatory investigations, legal proceedings and other contingencies;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us;

•	underwriting, advisory or reputational risks associated with our business;

•	the interruption or loss of our information processing systems, data security breaches or failure to maintain secure information systems; and

•	impairment of the goodwill in one of our reporting units, in which case we may be required to record significant charges to earnings.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more detailed information about these and other factors see the section entitled “Risk Factors” included in Willis’ Form 10-K for the year ended December 31, 2014 and our subsequent filings with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or www.willis.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Non-GAAP Supplemental Financial Information

This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our GAAP information is in the earnings release or the note disclosures that follow. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in million, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues
Commissions and fees	$841	$808	$2,839	$2,828
Investment income	4	4	10	12
Other income	1	—	6	4

Total revenues	846	812	2,855	2,844

Expenses
Salaries and benefits (including share-based compensation of $12 million, $14 million, $47 million, $43 million)	570	569	1,698	1,714
Other operating expenses	177	156	516	494
Depreciation expense	25	23	70	70
Amortization of intangible assets	23	13	53	38
Restructuring costs	24	17	93	20

Total expenses	819	778	2,430	2,336

Operating income	27	34	425	508
Other (income) expense, net	(9)	9	(26)	12
Interest expense	35	34	103	101

Income (loss) before income taxes and interest in earnings of associates	1	(9)	348	395
Income tax (benefit) expense	(112)	2	(37)	124

Income (loss) before interest in earnings of associates	113	(11)	385	271
Interest in earnings of associates, net of tax	3	3	17	19

Net income (loss)	116	(8)	402	290
Less: net loss (income) attributable to noncontrolling interests	1	1	(5)	(4)

Net income (loss) attributable to Willis Group Holdings	$117	$(7)	$397	$286

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in million, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Earnings per Share - Basic and Diluted
Net income attributable to Willis Group Holdings plc shareholders:
— Basic	$0.65	$(0.04)	$2.21	$1.60
— Diluted	0.64	(0.04)	2.18	1.57

Average number of shares outstanding
— Basic	180	178	180	179
— Diluted	182	178	182	182
Shares outstanding at September 30 (thousands)	179,996	177,376	179,996	177,376

WILLIS GROUP HOLDINGS plc

SUMMARY DRAFT BALANCE SHEETS

(in millions) (unaudited)

	September 30,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$466	$635
Accounts receivable, net	1,100	1,044
Fiduciary assets	10,509	8,948
Deferred tax assets	19	12
Other current assets	240	214

Total current assets	12,334	10,853

Non-current assets
Fixed assets, net	531	483
Goodwill	3,150	2,937
Other intangible assets, net	665	450
Investments in associates	171	169
Deferred tax assets	51	9
Pension benefits asset	700	314
Other non-current assets	211	220

Total non-current assets	5,479	4,582

Total assets	$17,813	$15,435

Liabilities and equity
Current liabilities
Fiduciary liabilities	$10,509	$8,948
Deferred revenue and accrued expenses	520	619
Income taxes payable	21	33
Short-term debt and current portion of long-term debt	323	167
Deferred tax liabilities	20	21
Other current liabilities	488	444

Total current liabilities	11,881	10,232

Non-current liabilities
Long-term debt	2,248	2,142
Liability for pension benefits	285	284
Deferred tax liabilities	160	128
Provisions for liabilities	199	194
Other non-current liabilities	502	389

Total non-current liabilities	3,394	3,137

Total liabilities	15,275	13,369

Redeemable noncontrolling interest	52	59

Total Willis Group Holdings stockholders’ equity	2,393	1,985
Noncontrolling interests	93	22

Total equity	2,486	2,007

Total liabilities and equity	$17,813	$15,435

WILLIS GROUP HOLDINGS plc

SUMMARY DRAFT CASH FLOW STATEMENTS

(in millions) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$116	$(8)	$402	$290
Adjustments to reconcile net income (loss) to total net cash provided by operating activities	(63)	56	38	194
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries	53	81	(327)	(203)

Net cash provided by operating activities	$106	$129	$113	$281

Net cash used in investing activities	$(100)	$(35)	$(348)	$(117)

Net cash (used in) provided by financing activities	$(10)	$(128)	$94	$(283)

Decrease in cash and cash equivalents	(4)	(34)	(141)	(119)
Effect of exchange rate changes on cash and cash equivalents	(13)	(18)	(28)	(21)
Cash and cash equivalents, beginning of period	483	708	635	796

Cash and cash equivalents, end of period	$466	$656	$466	$656

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

1.	Definitions of Non-GAAP Financial Measures

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic commissions and fees growth

Organic commissions and fees growth excludes: (i) the impact of foreign currency movements; (ii) the first twelve months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented, from reported commissions and fees growth.

We believe organic growth in commissions and fees provides a measure that the investment community may find helpful in assessing the performance of operations that were part of our operations in both the current and prior periods, and provides a measure against which our businesses may be assessed in the future.

Underlying commissions and fees, underlying revenues, underlying total expenses, underlying salaries and benefits, underlying other operating expenses, underlying operating income, underlying operating margin, underlying EBITDA, underlying net income and underlying earnings per diluted share (“Underlying measures”).

Underlying measures are calculated by excluding restructuring costs related to the Operational Improvement Program, impact from the devaluation of the Venezuelan Bolivar, gains and losses on disposal of operations, deferred tax valuation allowances, from the most directly comparable GAAP measures and from second quarter 2015 underlying measures also exclude M&A transaction-related costs. Additionally, prior year GAAP measures have been rebased to current period exchange rates to eliminate the year over year impact of foreign currency movements. We believe that excluding such items provides a more complete and consistent comparative analysis of our results of operations.

Organic revenues, organic total expenses, organic salaries and benefits, organic other operating expenses, organic operating income, organic operating margin and organic EBITDA (“Organic measures”).

Organic measures are calculated by further excluding the twelve month impact from acquisitions and disposals from our underlying measures. We believe that excluding these items provides a more complete and consistent comparative analysis of our results of operations.

Headcount as used in this press release refers to the number of full time equivalents (“FTE”).

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

2.	Underlying and organic commissions and fees

The following tables reconcile reported commissions and fees growth to underlying and organic commissions and fees growth, as defined in note 1 of the supplemental financial information, for the three and nine months ended September 30, 2015.

	Three months ended September 30,
	2015	2014	% Change(1)	Foreign currency movements	Underlying commissions and fees growth	Acquisitions and disposals	Organic commissions and fees growth
Willis GB	$139	$148	(6.1)%	(5.4)%	(0.7)%	—%	(0.7)%
Willis Capital, Wholesale and Reinsurance	183	144	27.1%	(5.5)%	32.6%	23.8%	8.8%
Willis North America	308	321	(4.0)%	(0.2)%	(3.8)%	(3.8)%	—%
Willis International	211	195	8.2%	(21.2)%	29.4%	20.8%	8.6%

Total	$841	$808	4.1%	(6.4)%	10.5%	7.2%	3.3%

	Nine months ended September 30,
	2015	2014	% Change(1)	Foreign currency movements	Underlying commissions and fees growth	Acquisitions and disposals	Organic commissions and fees growth
Willis GB	$451	$485	(7.0)%	(5.7)%	(1.3)%	(0.6)%	(0.7)%
Willis Capital, Wholesale and Reinsurance	669	639	4.7%	(4.6)%	9.3%	7.5%	1.8%
Willis North America	978	998	(2.0)%	(0.3)%	(1.7)%	(4.2)%	2.5%
Willis International	741	706	5.0%	(20.8)%	25.8%	18.8%	7.0%

Total	$2,839	$2,828	0.4%	(6.6)%	7.0%	4.2%	2.8%

(1)	Percentages may differ due to rounding.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

3.	Underlying and Organic total expenses, salaries and benefits and other operating expenses

The following tables reconcile total expenses, salaries and benefits and other operating expenses, respectively the most directly comparable GAAP measures to underlying and organic total expenses, underlying and organic salaries and benefits, and underlying and organic other operating expenses, for the three and nine months ended September 30, 2015 and 2014:

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Reported Total expenses	$819	$778	5.3%	$2,430	$2,336	4.0%
Excluding:
Restructuring costs	(24)	(17)		(93)	(20)
M&A transaction-related costs(2)	(15)	(2)		(36)	(2)
Foreign currency movements(3)	—	(52)		—	(156)

Underlying Total expenses	$780	$707	10.3%	$2,301	$2,158	6.6%

Net expenses from acquisitions and disposals	(75)	(9)		(158)	(26)

Organic Total expenses	$705	$698	1.0%	$2,143	$2,132	0.5%

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Reported Salaries and benefits	$570	$569	0.2%	$1,698	$1,714	(0.9)%
Excluding:
M&A transaction-related costs(2)	(1)	—		(2)	—
Foreign currency movements(3)	—	(37)		—	(116)

Underlying Salaries and benefits	$569	$532	7.0%	$1,696	$1,598	6.1%

Net expenses from acquisitions and disposals	(44)	(7)		(101)	(20)

Organic Total Salaries and benefits	$525	$525	—%	$1,595	$1,578	1.1%

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Reported Other operating expenses	$177	$156	13.5%	$516	$494	4.5%
Excluding:
M&A transaction-related costs(2)	(14)	(2)		(34)	(2)
Foreign currency movements(3)	—	(12)		—	(35)

Underlying Other operating expenses	$163	$142	14.8%	$482	$457	5.5%

Net expenses from acquisitions and disposals	(17)	(3)		(33)	(4)

Organic Other operating expenses	$146	$139	5.0%	$449	$453	(0.9)%

(1)	Percentages may differ due to rounding.
(2)	In the second quarter 2015, the definition of underlying measures was modified to exclude the impact from M&A transaction- related costs. Prior period results, which include $7 million of such expenses in the first quarter of 2015 and $2 million of such expenses in the third quarter of 2014, have been restated. Full year results will also be presented in line with the updated definition.
(3)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

4.	Underlying and organic revenue, operating income, and operating margin

The following table reconciles total revenues and operating income, respectively the most directly comparable GAAP measure, to underlying and organic revenue, and underlying and organic operating income, for the three and nine months ended September 30, 2015 and 2014:

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Total revenues	$846	$812	4.2%	$2,855	$2,844	0.4%
Excluding:
Foreign currency movements(3)	—	(48)		—	(176)

Underlying revenue	$846	$764	10.7%	$2,855	$2,668	7.0%

Net revenue from acquisitions and disposals	(69)	(14)		(160)	(46)

Organic revenue	$777	$750	3.6%	$2,695	$2,622	2.8%

Operating income	27	34	(20.6)%	425	508	(16.3)%
Excluding:
Restructuring costs	24	17		93	20
M&A transaction-related costs(2)	15	2		36	2
Foreign currency movements(3)	—	4		—	(20)

Underlying operating income	$66	$57	15.8%	$554	$510	8.6%

Net operating loss (income) from acquisitions and disposals	6	(5)		(2)	(20)

Organic operating income	$72	$52	38.5%	$552	$490	12.7%

Operating margin, or operating income as a percentage of total revenues	3.2%	4.2%		14.9%	17.9%

Underlying operating margin, or underlying operating income as a percentage of total underlying revenues	7.8%	7.5%		19.4%	19.1%

Organic operating margin, or organic operating income as a percentage of total organic revenues	9.3%	6.9%		20.5%	18.7%

(1)	Percentages may differ due to rounding.
(2)	In the second quarter 2015, the definition of underlying measures was modified to exclude the impact from M&A transaction-related costs. Prior period results, which include $7 million of such expenses in the first quarter of 2015 and $2 million of such expenses in the third quarter of 2014, have been restated. Full year results will be presented in line with the updated definition.
(3)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

5.	Underlying and organic EBITDA

The following table reconciles net income, the most directly comparable GAAP measure to EBITDA, underlying EBITDA and organic EBITDA, for the three and nine months ended September 30, 2015 and 2014:

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Net Income (loss) attributable to Willis Group Holdings plc	$117	$(7)	n/m	$397	$286	38.8%
Excluding:
Net (loss) income attributable to non-controlling interests	(1)	(1)		5	4
Interest in earnings of associates, net of tax	(3)	(3)		(17)	(19)
Income taxes	(112)	2		(37)	124
Interest expense	35	34		103	101
Other (income) expense, net	(9)	9		(26)	12
Depreciation	25	23		70	70
Amortization	23	13		53	38

EBITDA	$75	$70	7.1%	$548	$616	(11.0)%

Excluding:
Restructuring costs	24	17		93	20
M&A transaction-related costs(2)	15	2		36	2
Foreign currency movements(3)	—	1		—	(25)

Underlying EBITDA	$114	$90	26.7%	$677	$613	10.4%

EBITDA from acquisitions and disposals	(8)	(4)		(26)	(22)

Organic EBITDA	$106	$86	23.3%	$651	$591	10.2%

(1)	Percentages may differ due to rounding.
(2)	In the second quarter 2015, the definition of underlying measures was modified to exclude the impact from M&A transaction-related costs. Prior period results, which include $7 million of such expenses in the first quarter of 2015 and $2 million of such expenses in the third quarter of 2014, have been restated. Full year results will be presented in line with the updated definition.
(3)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

6.	Underlying net income and earnings per diluted share

The following table reconciles net income (loss) attributable to Willis Group Holdings and earnings per diluted share, the most directly comparable GAAP measures, to underlying net income and underlying earnings per diluted share, for the three and nine months ended September 30, 2015 and 2014:

	Three months ended September 30,			Per diluted share Three months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Net income (loss) attributable to Willis Group Holdings plc	$117	$(7)	n/m	$0.64	$(0.04)	n/m

Excluding:
Restructuring costs, net of tax ($7, $3)	17	14		0.09	0.08
M&A transaction-related costs, net of tax ($2, $nil)(2)	13	2		0.07	0.01
Venezuela currency devaluation	2	—		0.01	—
Deferred tax valuation allowance(4)	(110)	—		(0.60)	—
Net gain on disposal of operations ($nil)	(14)	—		(0.07)	—
Foreign currency movement(3)	—	7		—	0.04

Underlying net income	$25	$16	56.3%	$0.14	$0.09	55.6%

Average diluted shares outstanding	182	178

	Nine months ended September 30,			Per diluted share Nine months ended September 30,
	2015	2014	% Change(1)	2015	2014	% Change(1)
Net Income attributable to Willis Group Holdings plc	$397	$286	38.8%	$2.18	$1.57	38.9%

Excluding:
Restructuring costs, net of tax ($26, $4)	67	16		0.37	0.09
M&A transaction-related costs, net of tax ($6, $nil)(2)	30	2		0.16	0.01
Venezuela currency devaluation, net of tax ($nil, $1)	3	13		0.02	0.07
Deferred tax valuation allowance(4)	(110)	21		(0.60)	0.12
Net (gain) loss on disposal of operations ($4, $1)	(21)	2		(0.12)	0.01
Foreign currency movements(3)	—	(16)		—	(0.09)

Underlying net income	$366	$324	13.0%	$2.01	$1.78	12.9%

Average diluted shares outstanding	182	182

(1)	Percentages may differ due to rounding.
(2)	In the second quarter 2015, the definition of underlying measures was modified to exclude the impact from M&A transaction-related costs. Prior period results, which include $7 million of such expenses in the first quarter of 2015 and approximately $2 million of such expenses in the third quarter of 2014, have been restated. Full year results will be presented in line with the updated definition.
(3)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.
(4)	In the third quarter 2015 there was a partial release of the valuation allowance the Group holds against its US deferred tax assets. The release is comprised of the reversal of the brought forward valuation allowance ($96 million) and a reversal of the valuation allowance set up during the first two quarters of 2015 ($14 million).

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

7.	Operational Improvement Program restructuring costs

By segment:

	Twelve months ended December 31, 2014	Three months ended September 30, 2015	Year to date September 30, 2015	Total Cumulative Restructuring Costs
Willis GB	$10	$4	$25	$35
Willis Capital, Wholesale and Reinsurance	1	1	8	9
Willis North America	3	7	22	25
Willis International	5	7	17	22
Corporate & other	17	5	21	38

Total restructuring costs	$36	$24	$93	$129

By type of restructuring cost:

	Twelve months ended December 31, 2014	Three months ended September 30, 2015	Year to date September 30, 2015	Total Cumulative Restructuring Costs
Termination benefits	$16	$4	$34	$50
Professional services & program staff costs	20	20	59	79

Total restructuring costs	$36	$24	$93	$129

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

8.	Condensed consolidated income statements by quarter

	2014					2015
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Revenues
Commissions and fees	$1,090	$930	$808	$939	$3,767	$1,081	$917	$841	$2,839
Investment income	4	4	4	4	16	3	3	4	10
Other income	3	1	—	15	19	3	2	1	6

Total revenues	1097	935	812	958	3,802	1,087	922	846	2,855

Expenses
Salaries and benefits	570	575	569	600	2,314	567	561	570	1,698
Other operating expenses	165	173	156	165	659	160	179	177	516
Depreciation expense	23	24	23	22	92	22	23	25	70
Amortization of intangible assets	13	12	13	16	54	14	16	23	53
Restructuring costs	—	3	17	16	36	31	38	24	93

Total expenses	771	787	778	819	3,155	794	817	819	2,430

Operating income	326	148	34	139	647	293	105	27	425
Other expense (income), net	—	3	9	(18)	(6)	6	(23)	(9)	(26)
Interest expense	32	35	34	34	135	33	35	35	103

Income (loss) before income taxes and interest in earnings (losses) of associates	294	110	(9)	123	518	254	93	1	348
Income tax expense (benefit)	63	59	2	35	159	56	19	(112)	(37)

Income (loss) before interest in earnings (losses) of associates	231	51	(11)	88	359	198	74	113	385
Interest in earnings (losses) of associates, net of tax	19	(3)	3	(5)	14	16	(2)	3	17

Net income (loss)	250	48	(8)	83	373	214	72	116	402
Net (income) loss attributable to non-controlling interests	(4)	(1)	1	(7)	(11)	(4)	(2)	1	(5)

Net income (loss) attributable to Willis group Holdings	$246	$47	$(7)	$76	$362	$210	$70	$117	$397

Diluted earnings per share
Net income (loss) attributable to Willis Group Holdings shareholders	$1.35	$0.26	$(0.04)	$0.42	$2.00	$1.15	$0.38	$0.64	$2.18

Average number of shares outstanding
- Diluted	182	182	178	180	181	182	182	182	182

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

9.	Segment Information by Quarter

	2014					2015
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Commissions and fees
Willis GB	$150	$187	$148	$177	$662	$142	$170	$139	$451
Willis Capital, Wholesale and Reinsurance	303	192	144	110	749	296	190	183	669
Willis North America	354	323	321	320	1,318	356	314	308	978
Willis International	283	228	195	332	1,038	287	243	211	741

Total commissions and fees	$1,090	$930	$808	$939	$3,767	$1,081	$917	$841	$2,839

Total Revenues
Willis GB	$153	$190	$149	$177	$669	$143	$171	$141	$455
Willis Capital, Wholesale and Reinsurance	304	193	145	124	766	297	191	184	672
Willis North America	355	323	322	323	1,323	359	316	309	984
Willis International	285	229	196	334	1,044	288	244	212	744

Total Revenues	$1,097	$935	$812	$958	$3,802	$1,087	$922	$846	$2,855

Operating income
Willis GB	$22	$57	$21	$48	$148	$21	$39	$24	$84
Willis Capital, Wholesale and Reinsurance	168	63	9	(16)	224	153	36	9	198
Willis North America	83	47	45	57	232	78	32	34	144
Willis International	84	23	(10)	98	195	70	19	(12)	77
Corporate and other(a)	(31)	(42)	(31)	(48)	(152)	(29)	(21)	(28)	(78)

Total operating income	$326	$148	$34	$139	$647	$293	$105	$27	$425

Organic commissions and fees growth
Willis GB	(6.3)%	6.9%	(5.1)%	(2.2)%	(1.5)%	1.1%	(2.3)%	(0.7)%	(0.7)%
Willis Capital, Wholesale and Reinsurance	6.3%	2.1%	3.6%	2.8%	4.3%	1.3%	(2.3)%	8.8%	1.8%
Willis North America	5.4%	3.5%	4.2%	(1.8)%	2.7%	4.7%	2.5%	—%	2.5%
Willis International	7.2%	6.1%	5.6%	15.0%	8.8%	5.3%	7.1%	8.6%	7.0%

Total organic commissions and fees growth	4.2%	4.5%	2.5%	3.6%	3.8%	3.4%	1.6%	3.3%	2.8%

Operating margin
Willis GB	14.4%	30.0%	14.1%	27.1%	22.1%	14.9%	23.1%	17.0%	18.5%
Willis Capital, Wholesale and Reinsurance	55.3%	32.6%	6.2%	(12.9)%	29.2%	51.7%	19.3%	4.9%	29.5%
Willis North America	23.4%	14.6%	14.0%	17.6%	17.5%	21.6%	10.2%	11.0%	14.6%
Willis International	29.5%	10.0%	(5.1)%	29.3%	18.7%	24.4%	7.6%	(5.7)%	10.3%
Total operating margin	29.7%	15.8%	4.2%	14.5%	17.0%	26.9%	11.4%	3.2%	14.9%

(a)	Corporate and other includes certain leadership, project and other costs relating to group functions and the non-servicng or financing elements of the defined benefit pension scheme cost (income).